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                                                                   EXHIBIT 10.18

                                                                        03/20/98

                          BOSTON SCIENTIFIC CORPORATION
                      GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN


         1. Purpose. The purpose of the Boston Scientific Corporation Global Employee Stock Ownership Plan (the "Plan") is to encourage ownership of common stock by employees of Boston Scientific Corporation and its Related Corporations and to provide additional incentives for such employees to promote the success of the business of the Company and its Related Corporations. The Plan is an amendment and restatement of the Boston Scientific Corporation 1992 Employee Stock Purchase Plan, as amended, and is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

         2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

                  (a) Beneficiary means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary is named or no such Agreement is in effect at the Optionee's death, his or her beneficiary as determined under the provisions of the Company's program of life insurance for employees.

                  (b) Board means the Board of Directors of the Company.

                  (c) Code means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

                  (d) Committee means a committee of the Board appointed to administer the Plan in accordance with Section 4, consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan, and such officers or employees of the Company or a Participating Employee designated by the Committee to administer the operation of the Plan. For any period during which no Committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

                  (e) Company means Boston Scientific Corporation, a Delaware corporation (or any successor corporation).

                  (f) Compensation means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by a Participating Employer to the Optionee during active employment (including approved paid leaves of absences) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of Service, redundancy pay, or termination indemnities.

                  (g) Effective Date means the first business day that the Employees of a Participating Employer may participate in the Plan, as determined by the Committee in its
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         sole discretion.

                  (h) Eligible Employee means an Employee who is eligible under the provisions of Section 7 to be granted an Option as of the first day of an Offering Period.

                  (i) Employee means an individual who is regularly scheduled to work for a Participating Employer for a continuous indefinite period of employment.

                  (j) Entry Date means, with respect to an Eligible Employee working for a Participating Employer, (1) the Effective Date for that Employee, (2) following the Effective Date, the first business day of each first and third calendar quarter of a calendar year, or (3) such other date as the Committee may determine. For an Eligible Employee of any affiliate of the Company who transfers to the permanent employment of a Participating Employer, the "Entry Date" means the start of the first practicable business day following the transfer, as determined by the Committee, in accordance with the policies and procedures of the Participating Employer.

                  (k) Fair Market Value means, with respect to Stock on a given date, the closing price of the Stock as reported in The Wall Street Journal for such date.

                  (l) Investment Date means, with respect to an Offering Period,
         (1) the next following business day after the Offering Termination Date, (2) the last business day of the next following calendar month, if Stock is in fact purchased on the New York Stock Exchange, or (3) such other date designated by the Committee.

                  (m) Membership Agreement means a written agreement described in Section 8.2 whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Compensation.

                  (n) Offering Period means the period beginning, as determined by the Committee, on (1) the first business day coincident with or next following an Entry Date or (2) the first business day of the first and third calendar quarters of a calendar year (the "Offering Commencement Date") and ending on the last business day of the second and fourth calendar quarters of a calendar year (the "Offering Termination Date") or other generally six (6) month periods established by the Committee; provided, however, that the current Offering Period may cover the period from October 1, 1997 to June 30, 1998.

                  (o) Option means an option to purchase shares of Stock granted under the Plan.

                  (p) Optionee means an Eligible Employee to whom an Option is granted.

                  (q) Option Shares means shares of Stock subject to an Option.

                  (r) Participating Employer means the Company or any Related Corporation


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         designated by the Committee to participate in the Plan as of an Entry
         Date.

                  (s) Plan means this Boston Scientific Corporation Global Employee Stock Ownership Plan, as set forth herein and as it may be amended from time to time.

                  (t) Related Corporation means the Company and every U.S. corporation which is: (i) a direct or indirect eighty percent (80%) or more-owned subsidiary of the Company; or (ii) a direct or indirect fifty percent (50%) or more-owned subsidiary of the Company designated by the Committee.

                  (u) Service means, as determined by the Participating Employer, continuous regular employment by an individual with the Company or one of the Related Corporations, including any approved leaves of absence.

                  (v) Stock means the common stock, $.01 par value per share, of the Company.

         3. Term of the Plan. The Plan as amended and restated shall become effective on October 1, 1997, provided that those amendments which require shareholder approval shall be effective subject to approval by the shareholders of the Company. No Option shall be granted under the Plan on or after September 30, 2007, but Options theretofore granted may extend beyond that date.

         4. Administration. The Plan shall be administered by the Committee, which shall have the authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, to determine which Related Corporations shall become Participating Employers and as of what dates, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

         5. Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Stock available for purchase under the Plan. No termination of or amendment of the Plan may adversely affect the rights of an Optionee in the reasonable discretion of the Committee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee's consent.

         6. Shares of Stock Subject to the Plan. No more than an aggregate of 1,500,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury or shares of Stock purchased on the open market by the Company for issuance under this Plan. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased


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shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 8.9, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

         7. Eligibility. Each Employee of a Participating Employer shall be granted an Option on the first day of each Offering Period coincident with or next following the date on which such Employee meets all of the following requirements:

                  (a) The Employee is customarily employed by a Participating Employer for twenty (20) hours or more per week;

                  (b) The Employee will not, after grant of the Option, own stock possessing five or more percent of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee; and

                  (c) The Employee has properly completed a Membership Agreement electing to participate in the Plan and has returned it to the payroll department of the Company as described in Section 8.2.

An Employee who meets all of the foregoing requirements is referred to as an "Eligible Employee."

         8. Terms and Conditions of Options.

         8.1 General. All Options granted to Eligible Employees shall comply with the terms and conditions set forth in Sections 8.1 through 8.10. Subject to Sections 8.2(d) and 8.8, each such Option shall entitle the Optionee to purchase that number of shares calculated in accordance with Sections 8.1 through 8.10 or such lesser number or value of shares established by the Committee as an additional limitation on the maximum number of Option Shares available under an Option.

         8.2 Membership Agreement/Payroll Deductions.

                  (a) An Eligible Employee may elect to purchase shares of Stock under his or her Option during an Offering Period by completing a Membership Agreement and returning it to the personnel department of the Participating Employer at least ten business days prior to the beginning of such Offering Period. The Membership Agreement shall indicate the percentage of the Eligible Employee's Compensation (from 1% through 10%, in multiples of 1%) that the Eligible Employee elects to be withheld on pay dates occurring during the Offering Period.


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                  (b) After the commencement of the Offering Period, no Eligible
         Employee shall be permitted to change the percentage of Compensation elected to be withheld during that Offering Period. However, the Eligible Employee may elect to discontinue his or her payroll deductions at any time during an Offering Period and withdraw them by submitting a written request therefore to the personnel department of the Participating Employer no later than ten (10) business days prior to the last day of the Offering Period. The change will be effective as of the first pay date occurring as soon as practicable after the Eligible Employee's written request has been received. As soon as practicable following the last day of the Offering Period, he or she shall receive a distribution of the accumulated payroll deductions, without interest.

                  (c) Any Membership Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by the submission of a written request to discontinue payroll deductions for that Offering Period or modified by submission of a new Membership Agreement, or until the Optionee's termination of Service for any reason.

                  (d) Notwithstanding the provisions of this Section 8, an Eligible Employee may not be granted an Option if the Eligible Employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations accrue at a rate which exceeds $25,000 of Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code.

                  (e) An Optionee may purchase Stock under the Plan only by payroll deduction. An Optionee may not make payroll deductions under the Plan for any period or periods after his or her termination of Service, even if he or she is then being paid salary continuation, severance benefits or other similar forms of compensation.

         8.3 Purchase Price. The purchase price of Option Shares shall be shared by the Optionee and the Company. The Optionee's share with respect to Stock purchased on an Investment Date for an Offering Period shall be (i) the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) (whichever is applicable) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Termination Date, if the Stock is acquired from the Company; or (2) eighty-five percent (85%) of the actual purchase price for such Stock on the Investment Date if the Stock is, in fact, purchased on the New York Stock Exchange. The Company's share shall be the Fair Market Value or actual purchase price of the Stock (as the case may be) purchased for the Offering Period, less the Optionee's share, as described in the preceding sentence.

         8.4 Exercise of Options. To the extent practicable, all of the Optionee's payroll deductions accumulated during the Offering Period will be applied to purchase Option Shares on the Investment Date. On such date, and provided the Optionee is in-Service on the last day of the Offering Period, the Optionee shall purchase the number of shares purchasable by his or her


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accumulated payroll deductions during the Offering Period, or, if less, the maximum number of shares subject to the Option as provided in Section 8.1, provided that:

                  (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan; and

                  (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

Accumulated payroll deductions, to the extent in excess of the aggregate purchase price of the shares purchased by the Optionee on an Investment Date or in excess of the $25,000 limit described in Section 8.2(d), shall be applied for the next Offering Period. At the request of the Optionee, following an Employee's withdrawal from the Plan, an Employee's termination of Service or as may be required by law, the excess payroll deductions shall be refunded to the Optionee, without interest, as soon as practicable.

         8.5 Delivery of Stock.

                  (a) Except as provided below, as soon as administratively practicable after the Investment Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee for that Offering Period. A Stock certificate representing the number of shares purchased will be issued in the Optionee's name only, or if the Optionee so requests in writing, not later than the last day of the Offering Period, in the name of the Optionee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities Exchange Commission or other body having jurisdiction shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

                  (b) Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 8.5, or to deliver the same to such agents, trustees and fiduciaries for the benefit of the Optionee as the Company may select, for the period transfer of such shares is limited by this Plan (and thereafter, until the Optionee requests delivery of such stock in writing). In that event, the Optionee shall have all of the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee's death while any shares are so held, such shares shall be delivered to the


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         Optionee's Beneficiary promptly following the Committee's receipt of evidence satisfactory to the Committee of the Optionee's death.

                  (c) The Company or the Participating Employer shall pay all costs associated with issuing the Stock certificate or certificates described in subparagraph (a) above.

                  (d) In lieu of issuing Stock certificates, the Committee may establish electronic book entry procedures (such as DWAC) to record an Optionee's Stock acquired under the Plan. Notwithstanding, the Optionee shall always have the right to request the issuance of a Stock certificate to evidence all or any number of the whole shares of Stock he or she has purchased under the Plan.

         8.6 Restrictions on Transfer.

                  (a) Options may not be assigned, transferred, pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

                  (b) Stock acquired by exercise of an Option hereunder may not be assigned, transferred, pledged or other disposed of, except by will or under the laws of descent and distribution, until the date which is three (3) months after the last day of the Offering Period as of which such shares were acquired (or the date of the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction. The Optionee shall agree in the Membership Agreement to notify the Company of any transfer of the Shares within two years of the first day of the Offering Period of those Shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares. The Company shall also have the right to place a legend on certificates setting forth the restriction on transferability of such shares.

         8.7 Expiration. Each Option shall expire at the close of business on the Investment Date or on such earlier date as may result from the operation of
Section 8.

         8.8 Termination of Employment of Optionee. If an Optionee ceases for any reason to be in-Service, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned, without interest, as soon as practicable, to the Optionee or his or her Beneficiary, as the case may be, by the Participating Employer. For purposes of this Section 8.8, an Optionee shall be deemed to be in-Service throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to Service prior to the termination of such period, his or her Service shall be deemed to have ended on the ninety-first (91st) day of such leave of absence. Distributions upon death will be made as soon as administratively practicable after the Optionee's death upon presentation of satisfactory proof of death to the Participating Employer.


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         8.9 Capital Changes Affecting the Stock. In the event that, during an
Offering Period, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the commencement of the Offering Period, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale of conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the last day of the Offering Period to receive shares of stock or other securities equivalent in kind and value to the shares of stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the last day of the Offering Period. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board of the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the commencement of the Offering Period, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

         8.10 Return of Accumulated Payroll Deductions. In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of an election to discontinue and withdraw payroll deductions, termination of employment, retirement, death, or, at the request of Optionee, in the event that accumulated payroll deductions exceed the price of shares purchased or exceed the $25,000 limit described in Section 8.2(d), such amount shall be returned by the Participating Employer to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the end of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Participating Employer shall not bear interest nor shall the Participating Employer be obligated to segregate the same from any of its other assets.

         9. No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Participating Employer, or any successor to either, or to interfere with the right of the Participating Employer or successor to discharge the employee at any time.

         10. Tax Withholding. If, at any time, a Participating Employer is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection any exercise of an Option or transfer of shares of Stock, the Participating Employer shall have the right to deduct from all amounts paid in cash any taxes


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required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Participating Employer the amount of taxes required to be withheld, or, in lieu thereof, the Participating Employer shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

         11. Participating Employer with Non-U.S. Residents. With respect to any Participating Employer which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Plan, or an Option granted under the Plan, in order to reflect the impact of local law and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

         12. Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.


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